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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in Item 6-Selected Financial Data in this Annual Report (Form 10-K) and to the incorporation by reference in the Registration Statements (Form S-3 No. 333-44594, Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectus of our report dated February 5, 2002 with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP

Chicago, Illinois
March 5, 2002